Exhibit 10.16

PMI GREENSBORO, LLC AND MDR GREENSBORO, LLC, as grantor
(Borrower)

to

BRIAN CARR, as trustee
(Trustee)

for the benefit of

BENEFIT STREET PARTNERS REALTY OPERATING PARTNERSHIP, L.P., as beneficiary
(Lender)

DEED OF TRUST, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND FIXTURE FILING

Dated:	As of November 3, 2017

Address:	7803 National Service Road,
Greensboro, NC 27409

County:	Guilford County

PREPARED BY AND UPON

RECORDATION RETURN TO:

Seyfarth Shaw LLP

Two Seaport Lane, Suite 300

Boston, MA 02210-2028

Attn: Sean M. O’Brien, Esq.

THIS SECURITY INSTRUMENT SECURES PRESENT AND FUTURE ADVANCES AND READVANCES.  THIS SECURITY INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES, IS EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING AND IS TO BE FILED IN THE REAL ESTATE RECORDS.

DEED OF TRUST, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND FIXTURE FILING (this “Security Instrument”) is made as of this 3rd day of November, 2017, by PMI GREENSBORO, LLC, a Delaware limited liability company having its principal place of business at 406 Page Road, Nashville, Tennessee 37205 (“TIC Borrower 1”), and MDR GREENSBORO, LLC, a Delaware limited liability company having its principal place of business at 11 S. 12th Street, Suite 401, Richmond, Virginia 23219 (“TIC Borrower 2”, and, collectively with TIC Borrower 1, hereinafter, individually or collectively as the context may imply, “Borrower”), together with its permitted successors and assigns, as grantor, to BRIAN CARR, an individual having an address at c/o GRS/Title, 901 East Byrd Street, Suite 1510, Richmond, Virginia 23219, as trustee (together with its successors and assigns, “Trustee”) for the benefit of BENEFIT STREET PARTNERS REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an address at 9 West 57th Street, Suite 4920, New York, New York 10019 (together with its successors and assigns, “Lender”), as beneficiary. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement (defined below).

RECITALS:

A.           This Security Instrument is given to Lender to secure a certain loan in the original principal amount of Ten Million Six Hundred Thousand and No/100 Dollars ($10,600,000.00) (the “Loan”) advanced pursuant to a certain loan agreement between Borrower and Lender (as the same may have been or may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), which such Loan is evidenced by, among other things, a certain Promissory Note executed in connection with the Loan Agreement (together with all extensions, renewals, replacements, restatements or other modifications thereof, whether one or more being hereinafter collectively referred to as the “Note”). The stated maturity date of the Note (exclusive of any acceleration thereof as provided in the Loan Documents) is November 9, 2020, subject to extension in accordance with the terms of the Loan Agreement to November 9, 2022;

B.           Borrower desires to secure the payment of the outstanding principal amount set forth in, and evidenced by, the Loan Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, the Loan Agreement, this Security Instrument or any of the other Loan Documents (defined below) (collectively, the “Debt”) and the performance of all of the obligations due under the Note, the Loan Agreement and all other documents, agreements and certificates executed and/or delivered in connection with the Loan (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Loan Documents”); and

C.           This Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance of the obligations due thereunder and under the other Loan Documents are secured hereby in accordance with the terms hereof.

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Security Instrument:

Article 1 - Grants of Security

Section 1.1           Property Mortgaged. Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer, convey to Trustee, its successors and assigns, for the benefit of Lender and its successors and assigns in and to the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”):

(a)          Land. The real property described in Exhibit A attached hereto and made a part hereof (collectively, the “Land”);

(b)          Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c)          Improvements. The buildings, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(d)          Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements, and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, rights of dower, rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements, and every part and parcel thereof, with the appurtenances thereto;

(e)          Equipment, Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications, elevator fixtures, inventory and goods), furniture, software used in or to operate any of the foregoing, inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, but not limited to, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, silverware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (those portions of the foregoing constituting equipment under applicable Legal Requirements, the “Equipment”, those portions of the foregoing constituting personal property under applicable Legal Requirements, the “Personal Property”, those portions of the foregoing constituting fixtures under applicable Legal Requirements, the “Fixtures” and all of the foregoing, collectively, the “Equipment, Fixtures and Personal Property”), and the right, title and interest of Borrower in and to any of the foregoing which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), and all proceeds and products of the above;

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(f)          Leases and Rents. All leases, subleases, subsubleases, lettings, licenses, rental agreements, registration cards and agreements, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under any Creditors Rights Laws (collectively, the “Leases”) and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, registration fees, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property (or any portion thereof), including, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and/or occupancy of the Property (or any portion thereof) or rendering of services by Borrower, TRS Lessee or Manager and proceeds, if any, from business interruption or other loss of income insurance whether paid or accruing before or after the filing by or against Borrower of any petition for relief under any Creditors Rights Laws, including, without limitation, all hotel receipts, revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms and recreational facilities and otherwise, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of possession, use and/or occupancy of the Property (or any portion thereof) and/or rendering of services by Borrower, TRS Lessee or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

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(g)          Insurance Proceeds. All insurance proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property (collectively, the “Insurance Proceeds”);

(h)          Condemnation Awards. All condemnation awards, including interest thereon, which may heretofore and hereafter be made with respect to the Property by reason of any taking or condemnation, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property (collectively, the “Awards”);

(i)          Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(j)          Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(k)          Agreements. All agreements (including, without limitation, the Franchise Agreement, to the extent assignable), contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;

(l)          Intangibles. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(m)          Accounts. All (I) reserves, escrows and deposit accounts maintained by or on behalf of Borrower with respect to the Property, including, without limitation, any and all reserve accounts maintained in connection with the Franchise Agreement and/or the Equipment, Fixtures and Personal Property; together with all deposits or wire transfers made to such accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof and (II) right, title and interest of Borrower arising from the operation of the Land and the Improvements in and to all payments for goods or property sold or leased or for services rendered, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper, (hereinafter referred to as “Accounts Receivable”) including, without limiting the generality of the foregoing, (A) all accounts, contract rights, book debts, and notes arising from the operation of a hotel on the Land and the Improvements or arising from the sale, lease or exchange of goods or other property and/or the performance of services, (B) Borrower’s rights to payment from any consumer credit/charge card organization or entities which sponsor and administer such cards as the American Express Card, the Visa Card and the Mastercard, (C) Borrower’s rights in, to and under all purchase orders for goods, services or other property, (D) Borrower’s rights to any goods, services or other property represented by any of the foregoing, (E) monies due to or to become due to Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of Borrower) and (F) all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing. Accounts Receivable shall include those now existing or hereafter created, substitutions therefor, proceeds (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom (collectively, the “Accounts”);

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(n)          Proceeds. All proceeds of any of the foregoing items set forth in subsections (a) through (m) including, without limitation, Insurance Proceeds and Awards, whether cash, liquidation claims (or other claims) or otherwise;

(o)          TIC Agreement. Any and all rights of Borrower under the TIC Agreement, including, without limitation, any options to purchase and rights of first refusal, including any rights of first refusal under Section 363(i) of the Bankruptcy Code; and

(p)          Other Rights. Any and all other rights of Borrower in and to the items set forth in subsections (a) through (o) above.

Section 1.2           Assignment of Rents. Borrower hereby absolutely and unconditionally assigns to Lender and Trustee all of Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Loan Agreement and Section 8.1(h) of this Security Instrument, Lender grants to Borrower a revocable license to (i) collect, receive, use and enjoy the Rents and Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums, and (ii) enforce the terms of the Leases.

Section 1.3           Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender and Trustee, as security for the Obligations (hereinafter defined), a security interest in the Personal Property to the full extent that the Personal Property may be subject to the Uniform Commercial Code.

Section 1.4           Fixture Filing. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

Section 1.5           Pledge of Monies Held. Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender or on behalf of Lender in connection with the Loan, including, without limitation, any sums deposited in the Accounts and Net Proceeds, as additional security for the Obligations until expended or applied as provided in the Loan Documents.

Section 1.6           Conditions to Grant. TO HAVE AND TO HOLD the above granted and described Property unto Trustee for and on behalf of Lender and to the use and benefit of Lender and Trustee and their successors and assigns, forever; PROVIDED, HOWEVER, these presents are upon the express condition that, if Lender shall be well and truly paid the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Security Instrument, if Borrower shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void.

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Article 2 - Debt and Obligations Secured

Section 2.1           Debt. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt.

Section 2.2           Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the performance of the following (the “Other Obligations”): (a) all other obligations of Borrower contained herein; (b) each obligation of Borrower and/or TRS Lessee, as applicable, contained in the Loan Agreement and any other Loan Document; and (c) each obligation of Borrower and/or TRS Lessee, as applicable, contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.

Section 2.3           Debt and Other Obligations. Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.”

Section 2.4           Payment of Debt. Borrower will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.

Section 2.5           Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Article 3 - Property Covenants

Borrower covenants and agrees that:

Section 3.1           Insurance. Borrower shall obtain and maintain, or cause to be obtained and maintained, in full force and effect at all times insurance with respect to Borrower and the Property as required pursuant to the Loan Agreement.

Section 3.2           Taxes and Other Charges. Borrower shall pay all real estate and personal property taxes, assessments, water rates or sewer rents (collectively “Taxes”), ground rents, maintenance charges, impositions (other than Taxes), and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property (collectively, “Other Charges”), now or hereafter levied or assessed or imposed against the Property or any part thereof in accordance with the Loan Agreement.

Section 3.3           Leases. Borrower shall not (and shall not permit any other applicable Person to) enter in any Leases for all or any portion of the Property unless in accordance with the provisions of the Loan Agreement.

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Section 3.4           Warranty of Title. Borrower has good, indefeasible, marketable and insurable title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same. Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements except for the Permitted Encumbrances, such other liens as are permitted pursuant to the Loan Documents and the liens created by the Loan Documents. This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other liens as are permitted pursuant to the Loan Documents and the liens created by the Loan Documents. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all Persons whomsoever.

Article 4 - Further Assurances

Section 4.1           Compliance With Loan Agreement. Borrower shall comply with all covenants set forth in the Loan Agreement relating to acts or other further assurances to be made on the part of Borrower in order to protect and perfect the lien or security interest hereof upon, and in the interest of Lender in, the Property.

Section 4.2           Authorization to File Financing Statements; Power of Attorney. Borrower hereby authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, as applicable to all or part of the Personal Property and as necessary or required in connection herewith. For purposes of such filings, Borrower agrees to furnish any information reasonably requested by Lender in accordance with the Loan Documents promptly upon request by Lender. Borrower also ratifies its authorization for Lender to have filed any like initial financing statements, amendments thereto or continuation statements, if filed prior to the date of this Security Instrument. Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent of Lender, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Borrower or in Borrower’s own name to execute in Borrower’s name any such documents and otherwise to carry out the purposes of this Section 4.2, to the extent that Borrower’s authorization above is not sufficient and Borrower fails or refuses to promptly execute such documents. To the extent permitted by law, Borrower hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Article 5 - Due On Sale/Encumbrance

Section 5.1           No Sale/Encumbrance. Except in accordance with the express terms and conditions contained in the Loan Agreement, Borrower shall not cause or permit a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a direct or indirect legal or beneficial interest in the Property or any part thereof, Borrower, any constituent owner or other holder of a direct or indirect equity interest in Borrower, any indemnitor or other guarantor of the Loan, any constituent owner or other holder of a direct or indirect equity interest in such indemnitor or guarantor, any manager or operating lessee of the Property that is affiliated with Borrower or any constituent owner or other holder of a direct or indirect equity interest in such manager or such operating lessee.

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Article 6 - Prepayment; Release of Property

Section 6.1           Prepayment. The Debt may not be prepaid in whole or in part except in strict accordance with the express terms and conditions of the Note and the Loan Agreement.

Section 6.2           Release of Property. Borrower shall not be entitled to a release of any portion of the Property from the lien of this Security Instrument except in accordance with terms and conditions of the Loan Agreement.

Article 7 - Default

Section 7.1           Event of Default. The term “Event of Default” as used in this Security Instrument shall have the meaning assigned to such term in the Loan Agreement.

Article 8 - Rights and Remedies Upon Default

Section 8.1           Remedies. Upon the occurrence and during the continuance of any Event of Default continuing beyond the expiration of any applicable cure period, Borrower agrees that Lender may or acting by or through Trustee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender or Trustee may determine, in their sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender or Trustee:

(a)          declare the entire unpaid Debt to be immediately due and payable;

(b)          institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c)          with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

(d)          sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e)          institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;

(f)          recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

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(g)          seek and obtain the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any guarantor or indemnitor under the Loan or any other Person liable for the payment of the Debt;

(h)          the license granted to Borrower under Section 1.2 hereof shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

(i)          apply any sums then deposited or held in escrow or otherwise by or on behalf of Lender in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document and/or the Accounts to the payment of the following items in any order in its sole discretion: (i) Taxes and Other Charges; (ii) insurance premiums; (iii) interest on the unpaid principal balance of the Debt; (iv) amortization of the unpaid principal balance of the Debt; (v) all other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including without limitation advances made by Lender pursuant to the terms of this Security Instrument;

(j)          surrender the insurance policies maintained pursuant to the Loan Agreement, collect the unearned insurance premiums for such insurance policies and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such insurance premiums;

(k)          apply the undisbursed balance of any deposit made by Borrower with Lender in connection with the restoration of the Property after a casualty thereto or condemnation thereof, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion;

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(l)          if the entire unpaid Debt is declared to be immediately due and payable, require TIC Borrower 1 and TIC Borrower 2, at their sole cost and expense, to (i) convey the Property subject to this Security Instrument to a newly-formed limited liability company which satisfies the requirements of Section 3.24 of the Loan Agreement (which entity shall be owned and Controlled by TIC Borrower 1 and TIC Borrower 2 in proportion to their tenant in common interest) pursuant to a duly recorded deed and a general assignment that are each in form and substance acceptable to Lender, and pay any transfer, stamp or recording tax, costs and expenses, (ii) deliver a date down endorsement to the Title Insurance Policy, which reflects the new ownership of the Property and that the Security Instrument remains a first priority lien against such Property, and (iii) cause such new entity to assume all of the obligations and liabilities of Borrower under the Loan Documents; provided, however, that if the requirements in the foregoing (i), (ii) and (iii) are not satisfied within five (5) days after Lender’s written request, then Lender shall have an irrevocable power of attorney coupled with an interest (which is hereby granted by Borrower) for the purpose of effectuating the requirements described in the foregoing (i), (ii) and (iii) at Borrower’s sole cost and expense; and/or

(m)          pursue such other remedies as Lender may have under applicable law.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section to the contrary, if any Event of Default as described in Section 10.1(f) of the Loan Agreement shall occur with respect to Borrower or any SPE Component Entity, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

Section 8.2           Application of Proceeds. Upon the occurrence and during the continuance of any Event of Default beyond the expiration of any applicable notice and/or cure periods, the purchase money, proceeds and avails of any disposition of the Property (or any part thereof) and any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents may, in each case, be applied by Lender to the payment of the Debt in such order, priority and proportions as Lender in its sole discretion shall determine.

Section 8.3           Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default beyond the expiration of any applicable notice and/or cure periods, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make any payment or do any act required of Borrower hereunder in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender or Trustee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 8.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at any default rate specified in the Loan Agreement, if any (the “Default Rate”), for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender or Trustee together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 8.4           Actions and Proceedings. Lender or Trustee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

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Section 8.5           Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 8.6           Other Rights, etc. (a) The failure of Lender or Trustee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender or Trustee to comply with any request of Borrower or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b)          It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in the value of the Property, for failure to maintain the insurance policies required to be maintained pursuant to the Loan Agreement, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Lender’s possession.

(c)          Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender or Trustee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender or Trustee thereafter to foreclose this Security Instrument. The rights of Lender or Trustee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender or Trustee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Neither Lender or Trustee shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 8.7           Right to Release Any Portion of the Property. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 8.8           Right of Entry. Upon reasonable notice to Borrower, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times, subject to the rights of tenants under Leases.

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Section 8.9           Bankruptcy. (a) Upon the occurrence and during the continuance of an Event of Default beyond the expiration of any applicable notice and/or cure periods, Lender shall have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

(b)          If there shall be filed by or against Borrower a petition under the Bankruptcy Code and Borrower, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender not less than ten (10) days’ prior notice of the date on which Borrower shall apply to the bankruptcy court for authority to reject the Lease. Lender shall have the right, but not the obligation, to serve upon Borrower within such ten-day period a notice stating that (i) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (ii) Lender covenants to cure or provide adequate assurance of future performance under the Lease. If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

Section 8.10         Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of the Other Obligations.

Article 9 - Environmental Hazards

Section 9.1           Environmental Covenants. Borrower has provided representations, warranties and covenants regarding environmental matters set forth in the Environmental Indemnity and Borrower shall comply with the aforesaid covenants regarding environmental matters.

Article 10 - Waivers

Section 10.1         Marshalling and Other Matters. Borrower hereby waives, to the extent permitted by law, the benefit of all Legal Requirements now or hereafter in force regarding appraisement, valuation, stay, extension, reinstatement and redemption and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all Persons to the extent permitted by Legal Requirements.

Section 10.2         Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender or Trustee except with respect to matters for which this Security Instrument or the Loan Agreement specifically and expressly provides for the giving of notice by Lender or Trustee to Borrower and except with respect to matters for which Borrower is not permitted by Legal Requirements to waive its right to receive notice, and Borrower hereby expressly waives the right to receive any notice from Lender or Trustee with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender or Trustee to Borrower.

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Section 10.3         Waiver of Statute of Limitations. To the fullest extent permitted by applicable law, Borrower hereby expressly waives and releases its right to plead any statute of limitations as a defense to the payment of the Debt or performance of its Other Obligations.

Section 10.4         Waiver of Counterclaim. To the extent permitted by applicable law, Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations.

Section 10.5         Waiver of Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

Section 10.6         Waiver of Foreclosure Defense. Borrower hereby waives any defense Borrower might assert or have by reason of Lender’s failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Lender.

Article 11 - Exculpation

Section 11.1         Exculpation. The provisions of Article 12 of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

Article 12 - Notices

Section 12.1         Notices. All notices or other written communications hereunder shall be delivered in accordance with the applicable terms and conditions of the Loan Agreement.

Notices to the Trustee shall be sent as follows:

Brian Carr c/o GRS/Title

901 East Byrd Street, Suite 1510

Richmond, Virginia 23219

E-Mail: bcarr@grs-global.com

Article 13 - Applicable Law

Section 13.1         Governing Law. The governing law and related provisions contained in Section 15.4 of the Loan Agreement are hereby incorporated by reference as if fully set forth herein.

Section 13.2         Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

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Article 14 - Definitions

Section 14.1         General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any of Lender’s successors and assigns,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” “Trustee” shall mean “Trustee and any substitute Trustee of the estates, properties, powers, trusts and rights conferred upon Trustee pursuant to this Security Instrument, the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

Article 15 - Miscellaneous Provisions

Section 15.1         No Verbal Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated verbally or by any act or failure to act on the part of Borrower, Lender or Trustee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 15.2         Successors and Assigns. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 15.3         Inapplicable Provisions. If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument shall be construed without such provision.

Section 15.4         Headings, etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 15.5         Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 15.6         Entire Agreement. This Security Instrument and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Security Instrument and the other Loan Documents.

Section 15.7         Limitation on Lender’s Responsibility. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession.”

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Section 15.8         Joint and Several Liability. If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.

Section 15.9         Sole Discretion of Lender. Whenever pursuant to this Security Instrument, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole (but reasonable) discretion of Lender and shall be final and conclusive.

Section 15.10        Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the payment, performance and discharge of the Obligations (including, but not limited to, the payment of the Debt).

Section 15.11        Variable Interest Rate. The Loan secured by this Security Instrument is a variable interest rate loan, as more particularly set forth in the Loan Agreement.

Article 16 - Deed of Trust Provisions

Section 16.1         Concerning the Trustee. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction. Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days’ notice to Borrower and to Lender. Lender may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Lender may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Lender. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

Section 16.2         Trustee’s Fees. Borrower shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, Trustee hereby acknowledges and agrees that no fees or other compensation shall be payable to Trustee hereunder or otherwise in connection with the Loan or Loan Documents except in connection with (a) a sale of the Property in connection with an exercise of remedies hereunder and/or under the other Loan Documents or (b) a release hereof in accordance with the applicable terms and conditions hereof.

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Section 16.3         Certain Rights. With the approval of Lender, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Note, this Security Instrument or the Other Security Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (iii) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith, and (iv) any and all other lawful action as Lender may instruct Trustee to take to protect or enforce Lender’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered.

Section 16.4         Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

Section 16.5         Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Borrower by any Trustee or substitute trustee to more fully and certainly vest in and confirm to Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.

Section 16.6         Succession Instruments. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Lender or of the substitute trustee, Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in Trustee’s place.

Article 17 - State-Specific Provisions

Section 17.1         Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 17 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 17 shall control and be binding.

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Section 17.2         Future Advances. This Security Instrument is given to secure all present and future obligations of the Borrower to Lender. The period in which future obligations may be incurred and secured by this Security Instrument is the period between the date hereof and that date which is the earlier of (i) the stated maturity date of the Note, as the same may be extended in accordance with the terms of the Loan Agreement or (ii) thirty (30) years from the date hereof. Subject to the remaining provisions of this Section 17.2, the maximum principal amount, including present and future obligations, which may be secured by this Security Instrument at any one-time is Twenty-One Million Two Hundred Thousand and 00/100 Dollars ($21,200,000.00). Any additional amounts advanced by Lender pursuant to the provisions of this Security Instrument shall be deemed necessary expenditures for the protection of the security. The Borrower (and the maker of the Note, if the maker is a different party) does not need to sign any instrument or notation evidencing or stipulating that future advances are secured by this Security Instrument.

Section 17.3         Power of Sale. Trustee is hereby granted a power of sale, and Trustee, after having recorded and given all notices and conducted such hearings a required by law, upon the expiration of such time as is required by law, may sell the Property and all estate, right, title, interest, claim, and demand of Borrower therein, at one or more sales, as an entity or in parcels or lots (regardless of the manner in which the Property may be classified), with such elements of real and/or personal property (and, to the extent permitted by applicable law, may elect to deem all of the Property to be real property for purposes thereof), and at such time or place and upon such terms as Trustee may deem expedient or as may be required by applicable law. In the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property. Notwithstanding anything in this Security Instrument to the contrary, no sale of any portion of the Property under the power of sale contained in this Security Instrument shall occur until Lender and Trustee shall have complied with the provisions of Chapter 45 of the North Carolina General Statutes relating to the power of sale foreclosures, including, without limitation, the requirement for notice and a hearing and the distribution of proceeds from any sale.

Section 17.4         Maturity Date. The maturity date hereof shall be defined and determined in accordance with the Loan Agreement, but in no event shall be later than November 9, 2022.

Section 17.5         Attorney Fees. Notwithstanding anything herein or in any other Loan Document to the contrary, whenever the term “reasonable attorneys’ fees” is used with respect to, or otherwise applicable regarding, solely the Property subject to this Security Instrument, it shall mean reasonable attorney fees actually incurred (based on the actual number of hours worked by outside legal counsel and paralegals multiplied by the usual and customary hourly rate then in effect) and actual out-of-pocket legal expenses, notwithstanding any statutory presumption set forth in NCGS § 6-21.2 or otherwise to the contrary.

Section 17.6          Substitute Trustee. Lender may, at any time and from time to time, without notice, at the Lender’s discretion, remove Trustee and appoint a substitute trustee (the “Substitute Trustee”) by filing in the records where this Security Instrument is recorded an instrument affecting such removal and appointment. A Substitute Trustee shall be vested with title to the Property and with all rights, powers, and duties of the original Trustee herein and all provisions hereof pertaining to the Trustee shall similarly affect any Substitute Trustee. The necessity of Trustee, or any Substitute Trustee, making oath or giving bond is expressly waived.

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Section 17.7         Trustee Commission. If a foreclosure proceeding is commenced by the Trustee, Trustee shall be entitled to receive a reasonable and customary commission, but in no event shall such commission exceed an amount that is reasonable in light of the complexity of the matter and the hours expended by the Trustee, and shall become earned in accordance with the following schedule: one-fourth (1/4) thereof as of the date Trustee requests a notice of hearing on the right to foreclosure; one-half (1/2) thereof after the issuance of said notice; three-fourths (3/4) thereof after such hearing; and the full commission after the initial sale. If a foreclosure proceeding is terminated prior to its completion, Trustor shall pay all expenses incurred by the Trustee, including reasonable attorney fees, plus a partial commission computed in accordance with this paragraph.

Section 17.8         Fixture Filing. This Security Instrument shall constitute a financing statement filed as a fixture filing in accordance with NCGS § 25-9-502 (or any amendment thereto). For purposes of complying with the requirements of NCGS § 25-9-502, the name of Borrower and Lender and the respective addresses of Borrower and Lender are set forth on the first page of this Security Instrument; the types or items of collateral are described in the definition of Property; and the Property is owned by the Borrower. The collateral is or includes fixtures.

Article 18 - Tenancy in Common

TENANCY IN COMMON

Section 18.1         Joint and Several Liability. All of the representations, warranties, covenants, agreements, liabilities and obligations of Borrower hereunder are joint and several. Furthermore, all representations, warranties, covenants, agreements, grants and pledges made by Borrower hereunder shall be deemed made by each of TIC Borrower 1 and TIC Borrower 2 individually and both of TIC Borrower 1 and TIC Borrower 2 together, unless the context requires otherwise.

Section 18.2         Waivers. Until the Debt is indefeasibly paid in full and the Other Obligations are satisfied in full, each Borrower expressly waives (i) any right to file an action for partition of the Property or to compel any sale thereof and covenants that it will not exercise any such right, (ii) any right to assert a lien against the interest of the other Borrower in the Property and covenants that it shall not assert such a lien, including any liens or charges which a Borrower may be entitled to assert under TIC Agreement, (iii) any and all rights to encumber the other Borrower’s tenant-in-common interest in the Property, and (iv) any and all rights of subrogation, reimbursement, contribution, indemnity or otherwise arising by contract or operation of law (including, without limitation, any lien rights) from or against the other Borrower.

Section 18.3         Subordination. Each Borrower hereby agrees that (i) any purchase rights or rights of first refusal with respect to any interest in the Property in favor of either Borrower shall be subject and subordinate to the Debt, this Security Instrument and the other Loan Documents (and any purchase must be in accordance with the terms of the Loan Agreement and subject to the liens of the Security Instrument and the other Loan Documents), (ii) any lien rights between each Borrower shall be subject and subordinate to the Debt, this Security Instrument and the other Loan Documents, and (iii) all indemnities and other rights and remedies of each Borrower pursuant to or in connection with the TIC, including any rights of payment (including the payment of any interest thereon, costs of collection, deficiency payments and attorneys’ fees) shall be subject and subordinate to the Debt, this Security Instrument and the other Loan Documents.

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Section 18.4         Negative Covenants. Until the Debt is indefeasibly paid in full and the Other Obligations are satisfied in full:

(a)          Borrower shall not, without Lender’s prior written consent: (i) modify, change, supplement, alter or amend any of the terms of the TIC Agreement; (ii) waive or discharge any rights or obligations under the TIC Agreement; or (iii) terminate the TIC Agreement. Lender, at its option, may require that Borrower obtain a Rating Agency Confirmation from each of the Rating Agencies with respect to any requested or proposed modification, amendment or termination of the TIC Agreement.

(b)          No payments, including payments of an indemnity obligation under the TIC Agreement, due by one Borrower to the other Borrower under the TIC Agreement shall be made or accepted.

(c)          There shall never be more than two tenants in common owning the Property or any interest therein and, without limiting the foregoing, each Person owning a tenant in common interest in the Property must have agreed to and assumed the obligations and liabilities under the TIC Agreement.

(d)          No Borrower shall bring any action, proceeding, claim or litigation of any kind, or pursue arbitration, against any other Borrower, any Sponsor or any Restricted Party, unless Lender’s prior written consent is obtained in each instance, and each Borrower agrees that any such action, proceeding, claim or litigation is and shall be shall be subordinate to the prior indefeasible payment in full of the Debt.

Section 18.5         Conflict/Inconsistency. In the event of any conflict or inconsistency between Article 18 of this Security Instrument and the TIC Agreement, the provisions of Article 18 shall govern and control.

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IN WITNESS WHEREOF, this Security Instrument has been executed by the undersigned as of the day and year first above written.

BORROWER

BORROWER:

PMI GREENSBORO, LLC
A Delaware limited liability company

By: Peter Mueller, Inc.,
A Virginia corporation
Its: Manager (and sole member)

By:	/s/ Kurt A. Schirm
Name: Kurt A. Schirm
Title: President

STATE OF TENNESSEE

COUNTY OF BLOUNT

I, Rachel Wiers, a Notary Public of Blount County, North Carolina, do hereby certify that Kurt A. Schirm, President of PETER MUELLER, INC., a Virginia corporation, Manager and sole member of PMI GREENSBORO, LLC, a Delaware limited liability company, personally came before me this day and acknowledged that he, as President, being authorized to do so, executed the foregoing on behalf of PETER MUELLER, INC., Manager and sole member of PMI GREENSBORO, LLC.

Witness my hand and official seal this the 27 day of October, 2017

/s/ Rachel Wiers
Notary Public
Name:	Rachel Wiers

My Commission expires: 05/27/2020

[SEAL]

[signature page to Hampton Inn Greensboro Deed of Trust, security Agreement, Assignment of Leases and Fixture Filing]

21

BORROWER:

MDR GREENSBORO, LLC
A Delaware limited liability company

By: MEDALIST DIVERSIFIED HOLDINGS, L.P.
A Delaware limited partnership
Its: Sole owner

By: MEDALIST DIVERSIFIED REIT, INC.
A Maryland corporation
Its: General Partner

By:	/s/ William R. Elliott
Name: William R. Elliott
Its: Co-President

STATE OF VIRGINIA

CITY OF RICHMOND

I, Laura C. Burton, a Notary Public of Richmond City, Virginia, do hereby certify that William R. Elliott, Co-President of MEDALIST DIVERSIFIED REIT, INC., a Maryland corporation, General Partner of of MEDALIST DIVERSIFIED HOLDINGS, L.P., a Delaware limited partnership, the Sole Owner ofMDR GREENSBORO, LLC, a Delaware limited liability company, personally came before me this day and acknowledged that he, as President, being authorized to do so, executed the foregoing on behalf of MEDALIST DIVERSIFIED REIT, INC., General Partner of MEDALIST DIVERSIFIED HOLDINGS, L.P., Sole Owner of MDR GREENSBORO, LLC.

Witness my hand and official seal this 27 day of Oct., 2017.

/s/ Laura C. Burton		[SEAL]
Notary Public
Print Name:	Laura C. Burton

My Commission expires: 11-30-20

[signature page to Hampton Inn Greensboro Deed of Trust, security Agreement, Assignment of Leases and Fixture Filing]

22

EXHIBIT A

LEGAL DESCRIPTION

BEING all of Lot 2, Idlewild/Deep River Property according to a plat duly recorded in Book of Maps 115, Page 140, Guilford County Registry.

TOGETHER WITH all right, title and interest to that certain storm water detention easement as through and across the easement estate created by Declaration of Covenants, Conditions and Restrictions, dated March 28, 1995, recorded in Book 4297, Page 1361, Guilford County Registry.

TOGETHER WITH all right, title and interest in and to the appurtenant rights and easements set out in the Declaration of Protective Covenants dated November 18, 1987 of record in Book 3628, Page 24; as amended by First Amendment to Declaration of Protective Covenants dated as of January 3, 1989 and recorded in Book 3721, Page 1467, by Second Amendment to Declaration of Protective Covenants dated as of April 25, 1989 and recorded in Book 3741, Page 871, by Third Amendment to Declaration of Protective Covenants dated as of Apri1 25, 1989 and recorded in Book 3741, Page 879, by Supplementary Declaration of Protective Covenants dated as of January 21, 1994 and recorded in Book 4262, Page 1986, and by Fifth Amendment to Declaration of Protective Covenants dated as of April 4, 1995 and recorded in Book 4297, Page 1309; as affected by Agreement with respect to Declaration of Restrictions Covenants dated as of April 13, 1995 and recorded in Book 4297; Page 1325, all in Guilford County Registry.